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                                                                EXHIBIT 10.16

                                April 30, 1996

[BANK ONE LETTERHEAD]
Westell Technologies, Inc.
Westell, Inc.
Conference Plus, Inc.
Westell International, Inc.
Schoolhouse Interactive, Inc.
101 Kendall Point Drive
Oswego, IL 60543

                Re: $15,000,000 Line of Credit and $10,000,000 Equipment Transaction Line for Westell Technologies, Inc., Westell, Inc., Conference Plus, Inc., Westell International, Inc.; and Schoolhouse Interactive, Inc. (collectively, the "Co-Borrowers")

Ladies and Gentlemen:

        Please be advised that Bank One, Chicago, NA ("Lender") has approved your request to renew (i) your existing line of credit (the "Line of Credit") up to a principal amount of Fifteen Million Dollars ($15,000,000) for the purpose to provide working capital and backup letters of credit for your businesses and (ii) your existing equipment transaction line (the "EQUIPMENT LINE") up to a maximum principal amount of Ten Million Dollars ($10,000,000) for the purpose to provide funds to purchase new or used equipment to be utilized in your businesses on the following terms and conditions:

        1. LINE OF CREDIT. Lender will renew and extend the Line of Credit up to a maximum principal amount of $15,000,000. The maturity of the Line of Credit will be September 15, 1996. The outstanding principal amount under the Line of Credit would be due and payable at maturity. Advances under the Line of Credit would be based upon a borrowing base of eighty percent (80%) of eligible accounts receivables (less than 90 days) and forty percent (40%) of finished goods and piece parts inventory. Lender retains the right to amend standards of eligibility and reserves against availability under the Line of Credit. The Line of Credit will continue to be secured and will bear interest as described below.

        2. EQUIPMENT LINE. Lender will renew and extend the Equipment Line up to a maximum principal amount of $10,000,000. The maturity of the Equipment Line will be September 15, 1996. The outstanding principal amount under the Equipment Line would be due and payable at maturity. Advances under the Equipment Line would be up to seventy-five percent (75%) of the purchase price of the equipment. Lender retains the right to amend the advance ratio under the Equipment Line. The Equipment Line will continue to be secured and will bear interest as described below.

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Westell Technologies, Inc.
April 30, 1996
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        3.  INTEREST.

             a. Line of Credit. The outstanding advances under the Line of Credit will bear interest equal to the Prime Rate (as hereinafter defined), until such time as the Co-Borrowers maintain a Maximum Debt/Tangible Net Worth of 1.5 to 1.0 or lower (the foregoing financial covenant is discussed in more detail in paragraph 5 below), following which, the rate of interest shall be changed to 30-day LIBOR plus 250 basis points. If, following the interest rate change, the Co-Borrowers ratio of Maximum Debt/Tangible Net Worth exceeds 1.5 to 1.0, the rate of interest shall revert to the Prime Rate. "Prime Rate" at any time shall mean the rate of interest then most recently announced by Lender at Chicago, Illinois, as its prime rate, which rate is not intended to be Lender's lowest or most favorable rate in effect at any time. Interest due under the Line of Credit shall be payable monthly, beginning May 15, 1996.

             b. Equipment Line. The outstanding advances under the Equipment Line will bear interest at 250 basis points over the current five (5) year U.S. Treasury yield or the LIBOR floating rate as discussed in paragraph 3(a) above. Principal sums due under the Equipment Line will be amortized over a period of up to 60 months selected by Borrower at the time of each Equipment Line Advance.

        4. SECURITY. The Line of Credit and Equipment Line will continue to be secured by a first priority lien on all of the assets of the Co-Borrowers. The Co-Borrowers will continue to be jointly and severally liable for all outstanding debt and other obligations owed to Lender.

        5. COVENANTS. The agreements setting forth the Line of Credit and Equipment Line will continue to contain standard covenants, including, without limitation, the following financial covenants which will be tested quarterly and applied to the Co-Borrowers on a consolidated basis:

             a. Minimum Current Ratio: (Total Current Assets/Total Current Liabilities) equal to at least 1.2 to 1.0;

             b. Maximum Debt/Tangible Net Worth: (Total Debt [Net of Warranty Reserves]/Tangible Net Worth) equal to not more than 2.25 to 1.0;

             c.  Minimum Cash/Current Maturities: (Net Income plus Depreciation plus Warranty Reserves/Current Maturities of Long Term Debt)
                 equal to at least 2.0 to 1.0; and
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Westell Technologies, Inc.
April 30, 1996
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                d.      Tangible Net Worth (total amount of assets, excluding
                        intangible assets, minus the total amount of liabilities, exclusive of subordinated debt) of not less than $35,004,000.00.

        6.      MISCELLANEOUS:

                a. Westell, Inc. Guaranty. Westell, Inc. shall be required to provide a guaranty up to Three Million Dollars ($3,000,000) of a construction loan by Lender to an affiliate, Westell-Meridian L.L.C. Said guaranty will be secured by a first priority lien upon the accounts receivable, inventory and finished goods of Westell, Inc. During the existence of said guaranty by Westell, Inc., advance amounts available under the Line of Credit shall be reduced by $3,000,000. As a condition to said construction loan, at any time during the term of such loan, upon notice from Lender, Westell, Inc. will be required to replace such secured guaranty with a cash collateral escrow account.

        7. DOCUMENTATION. The existing agreements which set forth the terms and conditions of the current line of credit and equipment line will be amended to reflect the terms and conditions of this Commitment regarding the Line of Credit and the Equipment Line. All other terms and conditions set forth in the existing agreements would remain in full force and effect.

        Our commitment as contained in this Commitment assumes the accuracy and completeness of information previously or hereafter submitted to us by you regarding your businesses and the industry in which you operate. Our commitment will become effective upon your acceptance as provided herein. Our commitment also remains subject to negotiation, execution and delivery of definitive amendment documentation implementing the terms of this Commitment in a manner satisfactory to Lender.

        By your execution and return to us of this Commitment, (i) you agree to pay all out-of-pocket expenses incurred by us in any way connected with or arising out of the proposed transactions, including travel expenses, legal, and other fees, and (ii) you also agree to indemnify and to hold harmless Lender and its officers, directors and employees against all claims, damages, liabilities and expenses which may be incurred by or asserted against any such person in connection with or arising out of this Commitment and the transactions contemplated hereby, other than for claims, damages, liability and expense proximately resulting from such person's gross negligence or willful misconduct.

        This Commitment is also delivered to you with the understanding and on condition that neither this Commitment nor its substance shall be disclosed publicly or privately except to those

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Westell Technologies, Inc.
April 30, 1996
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of your counsel, accountants, employees or agents directly involved in the proposed transactions and then only on the basis that it not be further disclosed, which conditions you agree to be bound by upon your acceptance of this Commitment. Without limiting the generality of the foregoing, none of such persons shall use or refer to Lender's name in any disclosures made in connection with any of the transactions described above without Lender's prior written consent.

        This Commitment, upon acceptance by you, shall supersede all prior discussions, written or oral, expressed or implied, with regard to the Line of Credit and Equipment Line. This Commitment is the complete expression of our commitment, there are no other agreements or understandings and this Commitment may only be amended or supplemented in writing, provided that Lender reserves the right to sell or participate all or any portion of the Line of Credit and/or the Equipment Line in the ordinary course of its business. This Commitment may be executed in counterparts, and shall be construed under the laws of the State of Illinois, without giving effect to provisions relating to conflict of laws or choice of laws.

        Please sign below indicating your acceptance of the terms and conditions of this Commitment and return to us a fully executed copy of this Commitment. If an executed copy of this Commitment is not received by Lender on or before the first to occur of Lender's withdrawal hereof or ten (10) days from the date hereof, then this Commitment shall terminate on the first to occur of the date of such withdrawal or the expiration of such ten (10) day period.

        We look forward to working with you once again and to a prompt completion of the subject transactions.


                                            Sincerely,

                                            BANK ONE, CHICAGO, NA


                                            By:     Richard J. Wojtecki
                                                -----------------------------
                                                Name:  Richard J. Wojtecki
                                                Title: Senior Vice President,
                                                       Business Banking


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Westell Technologies, Inc.
April 30, 1996
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ACCEPTED AND AGREED to this 22nd day of May, 1996.


                                        WESTELL TECHNOLOGIES, INC.

                                        By:      Gary F. Seamans
                                            ----------------------------
                                            Its: Chairman & CEO
                                            Stephen J. Hawrysz - CFO


                                        WESTELL, INC.

                                        By:      Gary F. Seamans
                                            ----------------------------
                                            Its:
                                            Stephen J. Hawrysz - CFO


                                        CONFERENCE PLUS, INC.

                                        By:      Gary F. Seamans
                                            ----------------------------
                                            Its:
                                            Stephen J. Hawrysz - CFO


                                        WESTELL INTERNATIONAL, INC.

                                        By:      Gary F. Seamans
                                            ----------------------------
                                            Its:
                                            Stephen J. Hawrysz - CFO


                                        SCHOOLHOUSE INTERACTIVE, INC.

                                        By:      Gary F. Seamans
                                            ----------------------------
                                            Its:
                                            Stephen J. Hawrysz - CFO